Exhibit 10.2

Exhibit B

Execution Version

FORM OF SHAREHOLDER SUPPORT AGREEMENT

This Shareholder Support Agreement (this “Agreement”) is made and entered into as of December 27, 2023, by and among (i) PS International Group Ltd., an exempted company incorporated with limited liability in the Cayman Islands (“Pubco”), (ii) PSI Group Holdings Ltd 利航國際控股有限公司, an exempted company incorporated with limited liability in the Cayman Islands (the “Company”), (iii) certain shareholders of the Company (each, a “Company Requisite Shareholder”), (iv) AIB Acquisition Corporation, an exempted company incorporated with limited liability in the Cayman Islands (the “SPAC”), (v) certain shareholders of the SPAC (each, including the Sponsor, a “SPAC Requisite Shareholder”, together with the Company Requisite Shareholders, the “Requisite Shareholders”), and (vi) AIB LLC, a Delaware limited liability company (the “Sponsor”). The Pubco, the Company, the SPAC, and the Requisite Shareholders are sometimes referred to herein as a “Party” and collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

RECITALS

A. On December 27, 2023, the SPAC, Pubco, the Sponsor (in the capacity as the SPAC Representative), PSI Merger Sub I Limited, an exempted company incorporated with limited liability in the Cayman Islands and a wholly-owned subsidiary of Pubco (“First Merger Sub”), PSI Merger Sub II Limited, an exempted company incorporated with limited liability in the Cayman Islands and a wholly-owned subsidiary of Pubco (“Second Merger Sub”), and the Company entered into a Business Combination Agreement (the “Business Combination Agreement”) pursuant to which, upon the terms and subject to the conditions set forth therein: (a) First Merger Sub will merge with and into the Company (the “First Merger”), with the Company surviving the First Merger as a wholly-owned subsidiary of Pubco and the outstanding shares of the Company being converted into the right to receive shares of Pubco, and (b) one (1) Business Day following, and as part of the same overall transaction as, the First Merger, Second Merger Sub will merge with and into the SPAC (the “Second Merger”, and together with the First Merger, the “Mergers”), with the SPAC surviving the Second Merger as a wholly-owned subsidiary of Pubco and the outstanding securities of the SPAC being converted into the right to receive shares of Pubco (the Mergers together with other transactions contemplated by the Business Combination Agreement, the “Transactions”).

B. The Company Requisite Shareholders agree to enter into this Agreement with respect to all Company Ordinary Shares of which the Company Requisite Shareholders now or hereafter have beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) and/or record ownership.

C. The SPAC Requisite Shareholders agree to enter into this Agreement with respect to all SPAC Ordinary Shares of which the SPAC Requisite Shareholders now or hereafter have beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) and/or record ownership.

D. As of the date hereof, the Company Requisite Shareholders are the owners of, and/or have voting power (including, without limitation, by proxy or power of attorney) over, such number and class of Company Ordinary Shares as are indicated opposite each of their names on Schedule A attached hereto (all such Company Ordinary Shares, together with any shares in the Company of which beneficial and/or record ownership and/or the power to vote (including, without limitation, by proxy or power of attorney) is hereafter acquired by any such Company Requisite Shareholder (or any securities convertible into or exercisable or exchangeable for Company Ordinary Shares) during the period from the date hereof through the Company Expiration Time are collectively referred to herein as the “Company Subject Shares”).

E. As of the date hereof, the SPAC Requisite Shareholders are the owners of, and/or have voting power (including, without limitation, by proxy or power of attorney) over, such number and class of SPAC Ordinary Shares as are indicated opposite each of their names on Schedule B attached hereto (all such SPAC Ordinary Shares, together with any shares in the Company of which beneficial and/or record ownership and/or the power to vote (including, without limitation, by proxy or power of attorney) is hereafter acquired by any such SPAC Requisite Shareholder (or any securities convertible into or exercisable or exchangeable for SPAC Ordinary Shares) during the period from the date hereof through the SPAC Expiration Time are collectively referred to herein as the “SPAC Subject Shares”, together with the Company Subject Shares, the “Subject Shares”).

F. The Sponsor agrees to forfeit certain amount of Pubco Ordinary Shares pursuant to the terms and conditions of this Agreement.

G. As a condition to the willingness of the SPAC and the Company to enter into the Business Combination Agreement and as an inducement and in consideration therefor, the Requisite Shareholders and the Sponsor have agreed to enter into this Agreement.

H. Each of the Parties has determined that it is in its best interest to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, do hereby agree as follows:

1. Definitions. When used in this Agreement, the following terms in all of their tenses, cases and correlative forms shall have the meanings assigned to them in this Section 1 or elsewhere in this Agreement.

“Company Expiration Time” shall mean the earlier to occur of (a) the First Merger Effective Time, (b) such date and time as the Business Combination Agreement shall be terminated in accordance with Section 10.1 thereof and (c) as to any Company Requisite Shareholder, the mutual written agreement of the SPAC, the Company and such Company Requisite Shareholder.

“SPAC Expiration Time” shall mean the earlier to occur of (a) the Second Merger Effective Time, (b) such date and time as the Business Combination Agreement shall be terminated in accordance with Section 10.1 thereof and (c) as to any SPAC Requisite Shareholder, the mutual written agreement of the SPAC, the Company and such SPAC Requisite Shareholder.

“Transfer” shall mean any sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer, or entry into any contract, agreement, option or other arrangement or understanding with respect to any sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer, in each case directly or indirectly and voluntarily or involuntarily, of any interest owned by a person or any interest (including a beneficial interest) in, or the ownership, control or possession of, any interest owned by a person, excluding entry into this Agreement and the Business Combination Agreement and the consummation of the transactions contemplated hereby and thereby.

2. Agreement to Retain the Subject Shares.

2.1 By Company Requisite Shareholders.

(a) No Transfer of Company Subject Shares. Until the Company Expiration Time, each Company Requisite Shareholder agrees not to (x) Transfer any Company Subject Shares or (y) deposit any Company Subject Shares into a voting trust or enter into a voting agreement with respect to any Company Subject Shares or grant any proxy (except as otherwise provided herein), consent or power of attorney with respect thereto (other than pursuant to this Agreement). Notwithstanding the foregoing, (A) if a Company Requisite Shareholder is an individual, such Company Requisite Shareholder may Transfer any such Company Subject Shares (i) to any member of such Company Requisite Shareholder’s immediate family, or to a trust for the benefit of such Company Requisite Shareholder or any member of such Company Requisite Shareholder’s immediate family, the sole trustees of which are such Company Requisite Shareholder or any member of such Company Requisite Shareholder’s immediate family, (ii) by will, other testamentary document or under the laws of intestacy upon the death of such Company Requisite Shareholder, (iii) pursuant to a qualified domestic relations order or (iv) pursuant to a charitable gift or contribution, (B) if a Company Requisite Shareholder is an entity, such Company Requisite Shareholder may Transfer any Company Subject Shares to any partner, member, shareholder, or affiliate of such Company Requisite Shareholder in accordance with the terms of the Organizational Documents of the Company, and (C) a Company Requisite Shareholder may Transfer any Company Subject Shares upon the consent of SPAC; provided, that in each case such transferee of such Company Subject Shares evidences in a writing, in form and substance reasonably satisfactory to Pubco, the SPAC and the Company, such transferee’s agreement to be bound by and subject to all of the terms and provisions hereof to the same effect as such transferring Company Requisite Shareholder, prior and as a condition to the occurrence of such Transfer.

(b) Additional Purchases. Until the Company Expiration Time, each Company Requisite Shareholder agrees that any Company Subject Shares that such Company Requisite Shareholder purchases, that are issued to such Company Requisite Shareholder by the Company, that are otherwise hereinafter acquired by such Company Requisite Shareholder or with respect to which such Company Requisite Shareholder otherwise acquires sole or shared voting power (including by proxy or power of attorney) after the execution of this Agreement and prior to the Company Expiration Time, shall in each case be subject to the terms and conditions of this Agreement to the same extent as if they were Company Subject Shares owned by such Company Requisite Shareholder as of the date hereof. Each of the Company Requisite Shareholders agrees, while this Agreement is in effect, to notify Pubco, the SPAC and the Company promptly in writing (including by e-mail) of the number of any additional Company Subject Shares acquired, or over which voting power is acquired, by such Company Requisite Shareholder, if any, after the date hereof.

2.2 By SPAC Requisite Shareholders.

(a) No Transfer of SPAC Subject Shares. Until the SPAC Expiration Time, each SPAC Requisite Shareholder agrees not to (x) Transfer any SPAC Subject Shares or (y) deposit any SPAC Subject Shares into a voting trust or enter into a voting agreement with respect to any SPAC Subject Shares or grant any proxy (except as otherwise provided herein), consent or power of attorney with respect thereto (other than pursuant to this Agreement). Notwithstanding the foregoing, (A) if a SPAC Requisite Shareholder is an individual, such SPAC Requisite Shareholder may Transfer any such SPAC Subject Shares (i) to any member of such SPAC Requisite Shareholder’s immediate family, or to a trust for the benefit of such SPAC Requisite Shareholder or any member of such SPAC Requisite Shareholder’s immediate family, the sole trustees of which are such SPAC Requisite Shareholder or any member of such SPAC Requisite Shareholder’s immediate family, (ii) by will, other testamentary document or under the laws of intestacy upon the death of such SPAC Requisite Shareholder, (iii) pursuant to a qualified domestic relations order or (iv) pursuant to a charitable gift or contribution, (B) if a SPAC Requisite Shareholder is an entity, such SPAC Requisite Shareholder may Transfer any SPAC Subject Shares to any partner, member, shareholder, or affiliate of such SPAC Requisite Shareholder in accordance with the terms of the Organizational Documents of the SPAC, and (C) a SPAC Requisite Shareholder may Transfer any SPAC Subject Shares upon the consent of the Company; provided, that in each case such transferee of such SPAC Subject Shares evidences in a writing, in form and substance reasonably satisfactory to Pubco, the SPAC and the Company, such transferee’s agreement to be bound by and subject to all of the terms and provisions hereof to the same effect as such transferring SPAC Requisite Shareholder, prior and as a condition to the occurrence of such Transfer.

(b) Additional Purchases. Until the SPAC Expiration Time, each SPAC Requisite Shareholder agrees that any SPAC Subject Shares that such SPAC Requisite Shareholder purchases, that are issued to such SPAC Requisite Shareholder by the SPAC, that are otherwise hereinafter acquired by such SPAC Requisite Shareholder or with respect to which such SPAC Requisite Shareholder otherwise acquires sole or shared voting power (including by proxy or power of attorney) after the execution of this Agreement and prior to the SPAC Expiration Time, shall in each case be subject to the terms and conditions of this Agreement to the same extent as if they were SPAC Subject Shares owned by such SPAC Requisite Shareholder as of the date hereof. Each of the SPAC Requisite Shareholders agrees, while this Agreement is in effect, to notify Pubco, the SPAC and the Company promptly in writing (including by e-mail) of the number of any additional SPAC Subject Shares acquired, or over which voting power is acquired, by such SPAC Requisite Shareholder, if any, after the date hereof.

2.3 Unpermitted Transfers. Any Transfer or attempted Transfer of any Subject Shares in violation of this Section 2 shall, to the fullest extent permitted by applicable Law, be null and void ab initio.

3. Voting of Subject Shares.

3.1 Voting of Company Subject Shares. Hereafter until the Company Expiration Time, each Company Requisite Shareholder hereby unconditionally and irrevocably agrees that, at any meeting of the shareholders of the Company (or any adjournment or postponement thereof), and in any action by written consent of the shareholders of the Company requested by the Organizational Documents of the Company or otherwise undertaken as contemplated by the Transactions (which written consent shall be delivered promptly, and in any event not later than two (2) Business Days, after the Company, as applicable, requests such delivery), such Company Requisite Shareholder shall: if a meeting is held, attend and appear at the meeting, in person or by proxy, or otherwise cause its Company Subject Shares to be counted as present thereat for purposes of establishing a quorum, and such Company Requisite Shareholder shall vote all of the Company Subject Shares to which such Company Requisite Shareholder has sole or shared voting power and is entitled to vote; and/or if a written consent or approval is requested, duly and promptly execute and provide such written consent or approval (or cause to be voted or so consented or approved), in person or by proxy, in respect of all of its Company Subject Shares: (i) in in favor of (a) the First Merger, the Business Combination Agreement, the Ancillary Documents, any required amendments to the Company’s Organizational Documents, and all of the other Transactions (and any actions required in furtherance thereof), (b) in favor of the other matters set forth in the Business Combination Agreement (clauses (a) and (b) collectively, the “Company Shareholder Approval Matters”), or if there are insufficient votes in favor of granting the approval of the Company Shareholder Approval Matters, in favor of the adjournment or postponement of such meeting of the shareholders of the Company to a later date, (ii) in opposition to, other than as contemplated by the Business Combination Agreement, (x) any material change in the present capitalization of the Company or any amendment of the Company’s Organizational Documents, (y) any material change in the Company’s corporate structure or business or (z) any proposal, offer, or submission with respect to an Acquisition Proposal or Alternative Transaction (“Competing Transaction”) or the adoption of any agreement to enter into a Competing Transaction; and (iii) in any other circumstances upon which a vote, consent or other approval with respect to the Company Shareholder Approval Matters is sought, to vote, consent or approve (or cause to be voted, consented or approved) all of such Company Requisite Shareholder’s Company Subject Shares held at such time in favor of the foregoing; provided, however, that such Company Requisite Shareholder shall not be required to vote or provide consent or take any other action, in each case to the extent any such vote, consent or other action would preclude SEC registration of the Pubco Ordinary Shares being issued to holders of Company Ordinary Shares as contemplated by the Business Combination Agreement.

3.2 Voting of SPAC Subject Shares. Hereafter until the SPAC Expiration Time, each SPAC Requisite Shareholder hereby unconditionally and irrevocably agrees that, at any meeting of the shareholders of the SPAC (or any adjournment or postponement thereof), and in any action by written consent of the shareholders of the SPAC requested by the Organizational Documents of the SPAC or otherwise undertaken as contemplated by the Transactions (which written consent shall be delivered promptly, and in any event not later than two (2) Business Days, after the SPAC, as applicable, requests such delivery), such SPAC Requisite Shareholder shall: if a meeting is held, attend and appear at the meeting, in person or by proxy, or otherwise cause its SPAC Subject Shares to be counted as present thereat for purposes of establishing a quorum, and such SPAC Requisite Shareholder shall vote all of the SPAC Subject Shares to which such SPAC Requisite Shareholder has sole or shared voting power and is entitled to vote; and/or if a written consent or approval is requested, duly and promptly execute and provide such written consent or approval (or cause to be voted or so consented or approved), in person or by proxy, in respect of all of its SPAC Subject Shares: (i) in in favor of (a) the Second Merger, the Business Combination Agreement, the Ancillary Documents, any required amendments to the SPAC’s Organizational Documents, and all of the other Transactions (and any actions required in furtherance thereof), (b) in favor of the other matters set forth in the Business Combination Agreement (clauses (a) and (b) collectively, the “SPAC Shareholder Approval Matters”), or if there are insufficient votes in favor of granting the approval of the SPAC Shareholder Approval Matters, in favor of the adjournment or postponement of such meeting of the shareholders of the SPAC to a later date, (ii) in opposition to, other than as contemplated by the Business Combination Agreement, (x) any material change in the present capitalization of the SPAC or any amendment of the SPAC’s Organizational Documents, (y) any material change in the SPAC’s corporate structure or business or (z) any proposal, offer, or submission with respect to a Competing Transaction or the adoption of any agreement to enter into a Competing Transaction; and (iii) in any other circumstances upon which a vote, consent or other approval with respect to the SPAC Shareholder Approval Matters is sought, to vote, consent or approve (or cause to be voted, consented or approved) all of such SPAC Requisite Shareholder’s SPAC Subject Shares held at such time in favor of the foregoing; provided, however, that such SPAC Requisite Shareholder shall not be required to vote or provide consent or take any other action, in each case to the extent any such vote, consent or other action would preclude SEC registration of the Pubco Ordinary Shares being issued to holders of SPAC Ordinary Shares as contemplated by the Business Combination Agreement.

4. Additional Agreements.

4.1 Sponsor Forfeited Shares. Pursuant to Section 7.16 of the Business Combination Agreement, Sponsor hereby agrees that, to the extent the Sponsor fails to pay or otherwise discharge any Excess SPAC Expense Amount at the Closing, such that there is any Sponsor Shortfall, the Sponsor, without any further action by any Party, shall automatically be deemed to, and shall irrevocably surrender and transfer to Pubco and forfeit for cancellation (and the Sponsor and Pubco shall take any and all actions necessary to effect such transfer, surrender and forfeiture for cancellation) for no consideration, a quantity of Pubco Ordinary Shares otherwise due to the Sponsor at the Closing equal to (x) the Sponsor Shortfall divided by (y) the Per Share Price.

4.2 No Challenges. Each Requisite Shareholder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against the SPAC, First Merger Sub, Second Merger Sub, Pubco, the Company or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (b) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into the Business Combination Agreement or any other agreement in connection with the Transactions.

4.3 Further Actions. Each Requisite Shareholder agrees, while this Agreement is in effect, not to take or omit to take, or agree to commit to take or omit to take, any action that would make any representation and warranty of such Requisite Shareholder contained in this Agreement inaccurate in any material respect. Each of Requisite Shareholder further agrees that it shall use its reasonable best efforts to cooperate with the SPAC and the Company to effect the transactions contemplated hereby and the Transactions, including to take or omit to take such actions, and execute such agreements, as may be reasonably requested by the SPAC or the Company in connection with the transactions contemplated hereby and the Transactions or that are necessary to give further effect thereto.

4.4 Consent to Disclosure. Each Requisite Shareholder hereby consents to the publication and disclosure in the Proxy Statement (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by the SPAC, the Pubco or the Company to any Governmental Authority or to securityholders of the SPAC) of such Requisite Shareholder’s identity and beneficial ownership of the Subject Shares and the nature of such Requisite Shareholder’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by the SPAC, the Pubco or the Company, a copy of this Agreement. Each Requisite Shareholder will promptly provide any information reasonably requested by the SPAC, the Pubco or the Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC).

4.5 Waiver of Dissenters’ Rights. Each Requisite Shareholder hereby irrevocably waives, and agrees not to exercise or assert, any dissenters’ rights under Section 238 of the Companies Act (as Revised) of the Cayman Islands and any other similar statute in connection with the Transactions and the Business Combination Agreement.

4.6 Waiver of Anti-Dilution Protection. Each SPAC Requisite Shareholder hereby waives, forfeits, surrenders and agrees not to exercise, assert or claim, to the fullest extent permitted by applicable Law, the conversion rights in respect of Class B Shares (as defined in the SPAC Charter) set out in Article 13 to Article 19 of the SPAC Charter in connection with the Transactions. Such SPAC Requisite Shareholder acknowledges and agrees that (i) this Section 4.6 shall constitute written consent waiving, forfeiting and surrendering the conversion rights set out in Article 13 to Article 19 of the SPAC Charter in connection with the Transactions; and (ii) such waiver, forfeiture and surrender granted hereunder shall only terminate upon the termination of this Agreement.

4.7 No Redemption. (i) Each of the SPAC Requisite Shareholders undertakes that, from the date hereof and until the termination of this Agreement, it will not elect to cause the SPAC (or the Pubco, as applicable) to redeem any SPAC Subject Shares now or at any time legally or beneficially owned by such SPAC Requisite Shareholder (whether pursuant to the SPAC Charter, Law, contract or otherwise, notwithstanding such SPAC Requisite Shareholder may have rights thereunder), or submit or surrender any of its SPAC Subject Shares for redemption; and (ii) each of the Company Requisite Shareholders undertakes that, from the date hereof and until the termination of this Agreement, it will not elect to cause the Company to redeem any Company Subject Shares now or at any time legally or beneficially owned by such Company Requisite Shareholder (whether pursuant to the Organizational Documents of the Company, Law, contract or otherwise, notwithstanding such Company Requisite Shareholder may have rights thereunder), or submit or surrender any of its Company Subject Shares for redemption.

4.8 New Shares. In the event that prior to the Closing (i) any equity securities of SPAC or the Company are issued or otherwise distributed to a Requisite Shareholder pursuant to any share dividend or distribution, or any change in any of the Subject Shares or other share capital of SPAC or the Company by reason of any share subdivision, recapitalization, consolidation, exchange of shares or the like, (ii) a Requisite Shareholder acquires legal or beneficial ownership of any Company Ordinary Shares or SPAC Ordinary Shares, as the case may be, after the date of this Agreement, or (iii) a Requisite Shareholder acquires the right to vote or share in the voting of any Company Ordinary Shares or SPAC Ordinary Shares, as the case may be, after the date of this Agreement (collectively, the “New Securities”), the terms “Company Subject Shares”, “SPAC Subject Shares”, “Subject Shares” shall be deemed to refer to and include such New Securities (including all such share dividends and distributions and any securities into which or for which any or all of the Subject Shares may be changed or exchanged into).

4.9  Shareholders’ Consent, Authorization or Approval. Each Requisite Shareholder hereby irrevocably agrees and confirms that, insofar as (i) such Requisite Shareholder’s consent, authorization or approval is required, or (ii) such Requisite Shareholder forms part of a class of shareholders of the Company or the SPAC whose consent, authorization or approval is required, in any such case in respect of or in connection with the Transactions, the Business Combination Agreement and the other transaction documents contemplated hereby and thereby, including pursuant to the SPAC Charter or the Organizational Documents of the Company, such Requisite Shareholder hereby grants, provides and gives such consent, authorization or approval, and all specific resolutions that may be required to have been adopted by such Requisite Shareholder or class of shareholders in connection with the Transactions, the Business Combination Agreement (as the Business Combination Agreement exists on the date hereof) and the other transaction documents contemplated hereby and thereby (as such transaction documents exists on the date hereof), are hereby deemed adopted and approved by such Requisite Shareholder (each as is in effect on the date hereof). For the avoidance of doubt, no Shareholder is providing its consent, authorization or approval under this Section 4.9 with respect to any future amendment, modification or supplement to the Business Combination Agreement or any other transaction document.

5. Representations and Warranties of the Company Requisite Shareholders. Each Company Requisite Shareholder hereby, severally and not jointly, represents and warrants to the SPAC, the Company and Pubco as follows:

5.1 Ownership of the Company Ordinary Shares. Such Company Requisite Shareholder is either (a) the owner of the Company Ordinary Shares indicated on Schedule A hereto opposite such Company Requisite Shareholder’s name, free and clear of any and all Liens, other than (i) those created by this Agreement or (ii) as may be set forth in the Organizational Documents of the Company or (b) has the power to vote (including, without limitation, by proxy or power of attorney) the Company Ordinary Shares indicated on Schedule A hereto opposite such Company Requisite Shareholder’s name. Such Company Requisite Shareholder has as of the date hereof and, except pursuant to a Transfer permitted in accordance with Section 2.1 hereof, will have until the Company Expiration Time, sole voting power (including the right to control such vote as contemplated herein), power of disposition, power to issue instructions with respect to the matters set forth in this Agreement and power to agree to all of the matters applicable to such Company Requisite Shareholder set forth in this Agreement, in each case, over all Company Subject Shares. As of the date hereof, such Company Requisite Shareholder does not own any other voting securities of the Company or have the power to vote (including by proxy or power of attorney) any other voting securities of the Company other than the Company Ordinary Shares set forth on Schedule A opposite such Company Requisite Shareholder’s name. As of the date hereof, such Company Requisite Shareholder does not own any rights to purchase or acquire (i) any other equity securities of the Company or (ii) the power to vote any other voting securities of the Company, in each case except as set forth on Schedule A opposite such Company Requisite Shareholder’s name. There are no claims for finder’s fees or brokerage commissions or other like payments in connection with this Agreement or the transactions contemplated hereby payable by such Company Requisite Shareholder pursuant to arrangements made by such Company Requisite Shareholder.

5.2 Absence of Other Voting Agreement. Except for this Agreement, such Company Requisite Shareholder has not: (a) entered into any voting agreement, voting trust or similar agreement with respect to any Company Subject Shares or other equity securities of the Company owned by such Company Requisite Shareholder or (b) granted any proxy, consent or power of attorney with respect to any Company Subject Shares or other equity securities of the Company owned by such Company Requisite Shareholder (other than as contemplated by this Agreement).

6. Representations and Warranties of the SPAC Requisite Shareholders. Each SPAC Requisite Shareholder hereby, severally and not jointly, represents and warrants to the SPAC, the Company and Pubco as follows:

6.1 Ownership of the SPAC Ordinary Shares. Such SPAC Requisite Shareholder is either (a) the owner of the SPAC Ordinary Shares indicated on Schedule B hereto opposite such SPAC Requisite Shareholder’s name, free and clear of any and all Liens, other than (i) those created by this Agreement or (ii) as may be set forth in the Organizational Documents of the SPAC or (b) has the power to vote (including, without limitation, by proxy or power of attorney) the SPAC Ordinary Shares indicated on Schedule B hereto opposite such SPAC Requisite Shareholder’s name. Such SPAC Requisite Shareholder has as of the date hereof and, except pursuant to a Transfer permitted in accordance with Section 2.2 hereof, will have until the SPAC Expiration Time, sole voting power (including the right to control such vote as contemplated herein), power of disposition, power to issue instructions with respect to the matters set forth in this Agreement and power to agree to all of the matters applicable to such SPAC Requisite Shareholder set forth in this Agreement, in each case, over all SPAC Subject Shares. As of the date hereof, such SPAC Requisite Shareholder does not own any other voting securities of the SPAC or have the power to vote (including by proxy or power of attorney) any other voting securities of the SPAC other than the SPAC Ordinary Shares set forth on Schedule B opposite such SPAC Requisite Shareholder’s name. As of the date hereof, such SPAC Requisite Shareholder does not own any rights to purchase or acquire (i) any other equity securities of the SPAC or (ii) the power to vote any other voting securities of the SPAC, in each case except as set forth on Schedule B opposite such SPAC Requisite Shareholder’s name. There are no claims for finder’s fees or brokerage commissions or other like payments in connection with this Agreement or the transactions contemplated hereby payable by such SPAC Requisite Shareholder pursuant to arrangements made by such SPAC Requisite Shareholder.

6.2 Absence of Other Voting Agreement. Except for this Agreement and as otherwise disclosed in SPAC’s filings with the SEC, such SPAC Requisite Shareholder has not: (a) entered into any voting agreement, voting trust or similar agreement with respect to any SPAC Subject Shares or other equity securities of the SPAC owned by such SPAC Requisite Shareholder or (b) granted any proxy, consent or power of attorney with respect to any SPAC Subject Shares or other equity securities of the SPAC owned by such SPAC Requisite Shareholder (other than as contemplated by this Agreement).

7. Representations and Warranties of the Requisite Shareholders. Each Requisite Shareholder hereby, severally and not jointly, represents and warrants to the SPAC, the Company and Pubco as follows:

7.1 Due Authority. Such Requisite Shareholder has the full power and authority to make, enter into and carry out the terms of this Agreement. This Agreement has been duly and validly executed and delivered by such Requisite Shareholder (and, if such Requisite Shareholder is married and any of such Requisite Shareholder’s Subject Shares constitute community property or otherwise need spousal or other approval for this Agreement to be valid and binding, such Requisite Shareholder’s spouse), and constitutes a valid and binding agreement of such Requisite Shareholder enforceable against it in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles).

7.2 No Conflict; Consents.

(a) The execution and delivery of this Agreement by such Requisite Shareholder does not, and the performance by such Requisite Shareholder of the obligations under this Agreement and the compliance by such Requisite Shareholder with the provisions hereof do not and will not: (i) conflict with or violate any Law applicable to such Requisite Shareholder, (ii) contravene or conflict with, or result in any violation or breach of, any provision of any charter, certificate of incorporation, limited liability company agreement, certificate of formation, articles of association, by-laws, operating agreement or similar formation or governing documents and instruments of such Requisite Shareholder, as applicable, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the Subject Shares owned by such Requisite Shareholder pursuant to any contract or agreement to which such Requisite Shareholder is a party or by which such Requisite Shareholder is bound, except in the case of clause (i) or (iii) as would not reasonably be expected, either individually or in the aggregate, to materially impair the ability of such Requisite Shareholder to perform its obligations hereunder or to consummate the transactions contemplated hereby.

(b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other person is required by or with respect to such Requisite Shareholder in connection with the execution and delivery of this Agreement or the consummation by such Requisite Shareholder of the transactions contemplated hereby. If such Requisite Shareholder is a natural person, no consent of such Requisite Shareholder’s spouse is necessary under any “community property” or other Laws in order for such Requisite Shareholder to enter into and perform its obligations under this Agreement.

7.3 Absence of Litigation. As of the date hereof, there is no Action pending or, to the knowledge of such Requisite Shareholder, threatened, against such Requisite Shareholder that would reasonably be expected to impair the ability of such Requisite Shareholder to perform such Requisite Shareholder’s obligations hereunder or to consummate the transactions contemplated hereby.

7.4 Reliance by the SPAC, the Company and Pubco. Such Requisite Shareholder understands and acknowledges that each of the SPAC, the Company and Pubco is entering into the Business Combination Agreement in reliance upon such Requisite Shareholder’s execution and delivery of this Agreement.

7.5 Requisite Shareholder Has Adequate Information. Such Requisite Shareholder is a sophisticated shareholder and has adequate information concerning the business and financial condition of the SPAC and the Company to make an informed decision regarding this Agreement and the Transactions, and has independently, without reliance upon the SPAC or the Company, and based on such information as such Requisite Shareholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. Such Requisite Shareholder acknowledges that none of the SPAC or the Company has made or makes any representation or warranty, whether express or implied, of any kind or character with respect to the matters covered herein, in each case except as expressly set forth in this Agreement. Such Requisite Shareholder acknowledges that the agreements contained herein with respect to the Subject Shares held by such Requisite Shareholder are irrevocable.

8. Termination. This Agreement shall terminate upon the Closing. The termination of this Agreement shall not relieve any party from any liability arising in respect of any willful and material breach of this Agreement prior to such termination.

9. Miscellaneous.

9.1 Further Assurances. From time to time, at another Party’s request and without further consideration, each Party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

9.2 Fees and Expenses. Each of the Parties shall be responsible for its own fees and expenses (including, the fees and expenses of investment bankers, accountants and counsel) in connection with the entering into of this Agreement and the consummation of the transactions contemplated hereby; provided that the fees and expenses of the Company and SPAC shall be allocated as set forth in Section 9.3 of the Business Combination Agreement.

9.3 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the SPAC, Pubco, the First Merger Sub or the Second Merger Sub any direct or indirect ownership or incidence of ownership of or with respect to any Subject Shares.

9.4 Amendments, Waivers. This Agreement may not be amended except by an instrument in writing signed by each of the Parties hereto. At any time prior to the Closing,

(a) the SPAC may (i) extend the time for the performance of any obligation or other act of any Company Requisite Shareholder, (ii) waive any inaccuracy in the representations and warranties of each Company Requisite Shareholder contained herein or in any document delivered by any Company Requisite Shareholder pursuant hereto and (iii) waive compliance with any agreement of each Company Requisite Shareholder or any condition to their obligations contained herein and any such extension or waiver shall be valid if set forth in an instrument in writing signed by the SPAC;

(b) the Company may (i) extend the time for the performance of any obligation or other act of any SPAC Requisite Shareholder, (ii) waive any inaccuracy in the representations and warranties of each SPAC Requisite Shareholder contained herein or in any document delivered by any SPAC Requisite Shareholder pursuant hereto and (iii) waive compliance with any agreement of each SPAC Requisite Shareholder or any condition to their obligations contained herein and any such extension or waiver shall be valid if set forth in an instrument in writing signed by the Company;

(c) the Requisite Shareholders may (i) extend the time for the performance of any obligation or other act of the SPAC or the Company, (ii) waive any inaccuracy in the representations and warranties of the SPAC or the Company contained herein or in any document delivered by the SPAC or the Company pursuant hereto and (iii) waive compliance with any agreement of the SPAC or the Company or any condition to their obligations contained herein;

provided, however, that performance of Section 4.1 hereof may only be waived by Pubco in its sole discretion.

9.5 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by email or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 9.5):

if to the SPAC:

AIB Acquisition Corporation

875 Third Avenue, Suite M204A

New York, New York 10022, U.S.A.

Attn: Eric Chen, Chief Executive Officer

Telephone No.: +1 (212) 380-8128

Email: eric.chen@aibspac.com

with copies (which shall not constitute notice) to:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, New York 10105, U.S.A.

Attn: Barry I. Grossman, Esq.

Facsimile No.: +1 (212) 370-7889

Telephone No.: +1 (212) 370-1300

Email: bigrossman@egsllp.com

if to the Company:

PSI Group Holdings Ltd 利航國際控股有限公司

Address: Room 1002, 10/F., Join-In Hang Sing Centre, No. 2-16 Kwai Fung Crescent, Kwai Chung,
New Territories

Attn: William Chan

Telephone No.: +852-27543320

Email: project.psi@profitsail.com

with copies (which shall not constitute notice) to:

Cooley LLP

c/o Suites 3501-3505, 35/F

Two Exchange Square

8 Connaught Place

Central, Hong Kong

Attn: Will H. Cai

Email: wcai@cooley.com

if to Pubco:

PS International Group Ltd.

Address: Room 1002, 10/F., Join-In Hang Sing Centre, No. 2-16 Kwai Fung Crescent, Kwai Chung,
New Territories

Attn: William Chan

Telephone No.: +852-27543320

Email: project.psi@profitsail.com

if to Sponsor:

AIB LLC

Address:

875 Third Avenue, Suite M204A

New York, New York 10022

U.S.A.

Attn: Eric Chen

Telephone No.: +1 (212) 380-8128

Email: eric.chen@aibspac.com

with copies (which shall not constitute notice) to:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, New York 10105, U.S.A.

Attn: Barry I. Grossman, Esq.

Facsimile No.: +1 (212) 370-7889

Telephone No.: +1 (212) 370-1300

Email: bigrossman@egsllp.com

if to any Company Requisite Shareholder, to the address for notice set forth on Schedule A hereto,

with copies (which shall not constitute notice) to:

Cooley LLP

c/o Suites 3501-3505, 35/F

Two Exchange Square

8 Connaught Place

Central, Hong Kong

Attn: Will H. Cai

Email: wcai@cooley.com

if to any SPAC Requisite Shareholder, to the address for notice set forth on Schedule B hereto,

with copies (which shall not constitute notice) to:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, New York 10105, U.S.A.

Attn: Barry I. Grossman, Esq.

Facsimile No.: +1 (212) 370-7889

Telephone No.: +1 (212) 370-1300

Email: bigrossman@egsllp.com

9.6 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

9.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby or any of the other Transactions is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

9.8 Entire Agreement; Assignment. This Agreement and the schedules hereto (together with each transaction document in connection with the Transactions to which the Parties hereto are parties, to the extent referred to herein) constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof. Except for transfers permitted by Section 2.1 and Section 2.2, this Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise) by any Party without the prior express written consent of the other Parties hereto.

9.9 Certificates.

(a) Promptly following the date of this Agreement, the Company shall advise its transfer agent in writing that each Company Requisite Shareholder’s Company Subject Shares are subject to the restrictions set forth herein and, in connection therewith, provide the transfer agent of the Company, as applicable, in writing with such information as is reasonable to ensure compliance with such restrictions.

(a) Promptly following the date of this Agreement, the SPAC shall advise its transfer agent in writing that each SPAC Requisite Shareholder’s SPAC Subject Shares are subject to the restrictions set forth herein and, in connection therewith, provide the transfer agent of the SPAC, as applicable, in writing with such information as is reasonable to ensure compliance with such restrictions.

9.10 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

9.11 Interpretation.

(a) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the definitions contained in this agreement are applicable to the other grammatical forms of such terms, (iv) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement, (v) the terms “Section” and “Schedule” refer to the specified Section or Schedule of or to this Agreement, (vi) the word “including” means “including without limitation,” (vii) the word “or” shall be disjunctive but not exclusive, (viii) the word “person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government, and references to a person are also to its permitted successors and assigns, (ix), an “affiliate” of a specified person means a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person, (x) references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto and references to any Law shall include all rules and regulations promulgated thereunder and (xi) references to any Law shall be construed as including all statutory, legal, and regulatory provisions consolidating, amending or replacing such Law.

(b) The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent and no rule of strict construction shall be applied against any Party.

9.12 Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York applicable to contracts executed in and to be performed in that State. All legal actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any federal and state courts located in the City of New York, Borough of Manhattan (the “Specified Courts”). The Parties hereby (a) irrevocably submit to the exclusive jurisdiction of the aforesaid Specified Courts for themselves and with respect to their respective properties for the purpose of any Action arising out of or relating to this Agreement brought by any Party, and (b) agree not to commence any Action relating thereto except in the Specified Courts, other than Actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such Specified Courts. Each of the Parties further agrees that notice as provided herein shall constitute sufficient service of process and the Parties further waive any argument that such service is insufficient. Each of the Parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement or the transactions contemplated hereby any claim (a) that it is not personally subject to the jurisdiction of the Specified Courts for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such Specified Court or from any legal process commenced in such Specified Courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the Action in any such Specified Court is brought in an inconvenient forum, (ii) the venue of such Action is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such Specified Courts.

9.13 Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and, accordingly, that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in the Specified Courts without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at law or in equity as expressly permitted in this Agreement. Each of the Parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

9.14 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.14.

9.15 Counterparts; Electronic Delivery. This Agreement may be executed and delivered (including by facsimile or portable document format (.pdf) transmission) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery by email to counsel for the other Parties of a counterpart executed by a Party shall be deemed to meet the requirements of the previous sentence.

9.16 Directors and Officers. Nothing in this Agreement shall be construed to impose any obligation or limitation on votes or actions taken by any director, officer, employee, agent, designee or other representative of any Requisite Shareholder or by any Requisite Shareholder that is a natural person, in each case, in his or her capacity as a director or officer of the Company or any of its Subsidiaries. Each Requisite Shareholder is executing this Agreement solely in such capacity as a record or beneficial holder of Company Ordinary Shares or the SPAC Ordinary Shares, as the case may be.

[Remainder of Page Intentionally Left Blank]

In witness whereof, the Parties hereto have caused this Agreement to be executed as of the date first set forth above.

SPAC:

AIB ACQUISITION CORPORATION

By:
Name: Eric Chen
Title: Chief Executive Officer

Sponsor:

AIB LLC

By:
Name: Eric Chen
Title: Managing Member

In witness whereof, the Parties hereto have caused this Agreement to be executed as of the date first set forth above.

COMPANY:

PSI Group Holdings Ltd 利航國際控股有限公司

By:
Name: Yee Kit CHAN
Title: Director

PUBCO:

PS International Group Ltd.

By:
Name: Yee Kit CHAN
Title: Director

In witness whereof, the Parties hereto have caused this Agreement to be executed as of the date first set forth above.

REQUISITE SHAREHOLDERS:

Grand Pro Development Limited

By:
Name: Yee Kit CHAN
Title: Director

In witness whereof, the Parties hereto have caused this Agreement to be executed as of the date first set forth above.

REQUISITE SHAREHOLDERS:

Profit Sail SAS Holdings Company Limited

By:
Name: Yee Kit CHAN
Title: Director

In witness whereof, the Parties hereto have caused this Agreement to be executed as of the date first set forth above.

REQUISITE SHAREHOLDERS:

AIB LLC

By:
Name: Eric Chen
Title: Managing Member

Schedule A

Company Requisite Shareholder	Company Ordinary Shares	Notice Address
Grand Pro Development Limited	135,340
Profit Sail SAS Holdings Company Limited	20,000
Total:	155,340	N/A

Schedule B

SPAC Requisite Shareholder	SPAC Ordinary Shares	Notice Address
AIB LLC	2,156,249 SPAC Class A Ordinary Shares and one (1) SPAC Class B Ordinary Share	875 Third Avenue, Suite M204A New York, New York 10022 U.S.A. Attn: Eric Chen, Chief Executive Officer Telephone No.: +1 (212) 380-8128 Email: eric.chen@aibspac.com
Total:	2,156,249 SPAC Class A Ordinary Shares and one (1) SPAC Class B Ordinary Share	N/A